EXHIBIT 10.2
OPINION RESEARCH CORPORATION
DEFERRED COMPENSATION PLAN
PARTICIPATION AGREEMENT

Name:	Effective Date: , 20
Subject to the provisions of the Opinion Research Corporation Deferred Compensation Plan, as amended (the “Plan”), I request that, pursuant to Section 3 of the Plan, compensation otherwise payable to me by Opinion Research Corporation (the “Company”) be paid to me on a deferred basis as indicated on this form.

A.	Deferred Amount: Salary (check and complete (1) or (2)):

___	(1)	Defer ___% of my salary each pay period beginning on the effective date of this Agreement.

___	(2)	Defer $ ___of my salary each pay period beginning on the effective date of this Agreement.

B.	Deferred Amount: Bonus (check and complete (1) or (2)):

___	(1)	Defer ___% of any bonus attributable to service performed in 20___.

___	(2)	Defer the lesser of $ ___or 100% of any bonus attributable to service performed in 20___.

C.	Payment Date (check and complete (1) or (2)):
     I elect to have payment of any amounts specified in Parts A and B of this Agreement, made to me as specified below:

___	(1)	As soon as administratively feasible following the termination of my employment with the Company. Please note, certain employees may be subject to a six month waiting period for distributions as a result of federal tax law changes

___	(2)	As soon as administratively feasible following the earlier of January 1, ___ (in-service payment date), or the termination of my employment with the Company. See note above regarding six month waiting period requirements.

D.	Change of Control Payment (check only if electing to be paid on Change of Control):

___	I elect to have payment made to me of my full benefit under the Plan in the event there is a Change of Control (as defined in the Plan). Please note, the definition of Change of Control may be modified to comply with certain changes in the federal tax laws.

OPINION RESEARCH CORPORATION
DEFERRED COMPENSATION PLAN
PARTICIPATION AGREEMENT

Name:	Effective Date: , 20

E.	Beneficiary Designation
My designated beneficiary(ies) with respect to benefits payable under the Plan in the event of my death shall be (print instructions; use separate sheet if needed):

F.	Election To Purchase Company Stock (check only if electing to purchase Company stock):

___	I elect that, to the extent permitted under and consistent with the terms of any offering period established under the Company’s Stock Purchase Plan for Non-Employee Directors and Designated Employees and Consultants (the “Non- Qualified Stock Purchase Plan”), a portion of the amount I have elected to have deferred from my taxable compensation under the applicable provisions of this Agreement and which is payable subsequent to the effective date of this Agreement, be used exclusively to purchase common stock of the Company under the terms of the Non-Qualified Stock Purchase Plan, such stock to be thereafter held as a Permissible Investment of my Plan Deferral Account under the terms of the Plan. I agree that this election shall be irrevocable except prospectively and that any shares of stock acquired by reason of this election shall be held and shall be distributed pursuant to the terms of the Plan. This election shall be applicable to the following portion of each of my subsequent deferrals:

Deferred Amount: Salary	$ or %
Deferred Amount: Bonus	$ or %
Excess Amounts. I understand that if my election, as set forth above, would result in an election of any amount in excess of the amount that may be used for the purchase of shares under the Non-Qualified Stock Purchase Plan for any offering period thereunder, such excess shall be treated as of the end of the offering period as a deferral under the Plan to which the above election does not apply.

OPINION RESEARCH CORPORATION
DEFERRED COMPENSATION PLAN
PARTICIPATION AGREEMENT

Name:	Effective Date: , 20

G:	Stock Purchase Plan Waiver
I hereby agree that, under the terms of the Plan, my election set forth in Section F above also obligates me to waive certain rights which I might otherwise have under the terms of the Non-Qualified Stock Purchase Plan and, by executing this Agreement, I hereby waive all such rights as required under the terms of the Plan, including, but not limited to any rights that I may have to beneficial ownership of any stock acquired pursuant to such election or to receive a distribution of, hold, control, or otherwise take custody of any such stock or certificates or other documents indicating ownership of such shares of the stock until such time as such beneficial ownership or distribution is permitted under the terms of the Plan. I also understand that I agree not to revoke my election under Section F of this Participation Agreement, or any corresponding election deemed to have been made to purchase stock under the terms of the Non-Qualified Stock Purchase Plan, except prospectively, and waive any right to revoke such election as I may have under the terms of the Non-Qualified Stock Purchase Plan. I further understand that all shares purchased by reason of this election shall be distributed in-kind and in no other form of payment.

H.	Limited Power of Attorney
I hereby acknowledge that amounts that I elect to defer from my taxable compensation under this Agreement and do not use to purchase Company stock are deposited into a brokerage account in the name of the Plan. The Company may choose to grant me a limited power of attorney to invest these amounts in Permissible Investments at my discretion. In no case may I withdraw funds or securities from the account. If such limited power of attorney is granted, it may be rescinded at any time without notice.

I.	Execution
I have read the Opinion Research Corporation Deferred Compensation Plan and the Opinion Research Non-Qualified Stock Purchase Plan, and understand that this Agreement shall be effective as of the date prescribed by the Plan, and that amounts deferred under the Plan in accordance with this Agreement shall be paid to me only in accordance with the terms of the above referenced Plans and this Agreement.

Signature:	Signature Date: , 20
Submit this form to The Opinion Research Corporation Deferred Compensation Plan Administrative Committee, Attention: Carol Moss
TO BE COMPLETED BY THE ADMINISTRATIVE COMMITTEE

Signed:	Agreement Submission Date:
Print Name:	Committee Signature Date: